UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009 (August 3, 2009)

Medical Makeover Corporation of America

(Exact name of registrant as specified in its charter)

Nevada	0-30621	65-0907798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292 West Palm Beach, Florida	33411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

2300 Palm Beach Lakes Boulevard, Suite 218, West Palm Beach, FL 33409

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

The  purpose of this  current  report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On August 3, 2009, Lawrence Scharfman, CPA was dismissed as the Company’s Independent Auditor.

We understand that on August 11, 2009, Lawrence Scharfman, CPA’s registration with the Public Companies Accounting Oversight Board, (PCAOB), was revoked by the PCAOB.

During the  Registrant's  two most recent fiscal years and during any subsequent interim  period  prior  to the August 3, 2009, dismissal as the Company's  independent  auditors,  there  were no  disagreements  with Lawrence Scharfman, CPA, with  respect  to  accounting  or  auditing  issues  of the type discussed in Item 304(a)(iv) of Regulation S-K.

On August 3, 2009, the Company retained Larry O’Donnell, CPA, PC as the Company’s Independent Auditor.

During the Registrant's two most recent fiscal years or any subsequent  interim period prior to engaging Larry O’Donnell, CPA, PC, the Company, or someone on the Company's behalf, had not consulted Larry O’Donnell, CPA, PC regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

On August 17, 2009, the Company provided Lawrence Scharfman, CPA with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating  that it  agreed  with the  statements  made  herein or the reasons why it disagreed.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 16.1	Lawrence Scharfman, CPA letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Makeover Corporation of America
A Nevada Corporation

(Registrant)

By:   /s/ Jason Smart
Jason Smart, CEO, CFO, Chairman

Date: August 19, 2009